UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2017

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38147	82-1954058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive, Suite 100

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(724) 485-3300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 28, 2017 (the “Distribution Date”), CNX Resources Corporation, formerly known as CONSOL Energy Inc. (“CNX”) completed the previously announced separation of its business into two independent, publicly traded companies, a coal company, CONSOL Energy Inc., formerly known as CONSOL Mining Corporation (the “Company”), and CNX, which will retain the natural gas exploration and production (E&P) business (the “Separation”). Following the Separation, the Company and its subsidiaries hold coal assets previously held by CNX, including its interest in the Pennsylvania Mining Complex (the “PAMC”) and certain related coal assets, terminal operations at the Port of Baltimore and undeveloped coal reserves located in the Northern Appalachian, Central Appalachian and Illinois basins, and certain related coal assets and liabilities, and its ownership interest in CONSOL Coal Resources LP (NYSE: CCR), formerly known as CNX Coal Resources LP (the “Partnership”), which owns a 25% undivided interest stake in the PAMC.

On the Distribution Date, CNX distributed on a pro rata basis all of the outstanding shares of the Company’s common stock to CNX’s stockholders (the “Distribution”). CNX stockholders of record as of the close of business on November 15, 2017 (the “Record Date”) received one share of Company common stock for every eight shares of CNX common stock held as of the Record Date. CNX did not issue fractional shares of Company common stock in the Distribution. Instead, fractional shares in the Company that CNX stockholders would have otherwise been entitled to receive were aggregated and sold in the public market by the distribution agent. The aggregate net cash proceeds of these sales will be distributed ratably to those stockholders who would otherwise have been entitled to receive a fractional share of the Company’s common stock, in accordance with the SDA (defined below).

Separation and Distribution Agreements

On November 28, 2017, in connection with the Separation and the Distribution, the Company and/or certain of its subsidiaries entered into several agreements with CNX and/or the Partnership and/or certain of its subsidiaries that govern the relationship of the various parties following the Distribution, including the following:

•	Separation and Distribution Agreement (“SDA”);

•	Transition Services Agreement (“TSA”);

•	Tax Matters Agreement (“TMA”);

•	Employee Matters Agreement (“EMA”);

•	Intellectual Property Matters Agreement (“IPMA”);

•	CNX Resources Corporation to CONSOL Energy Inc. Trademark License Agreement (“TLA 1”);

•	CONSOL Energy Inc. to CNX Resources Corporation Trademark License Agreement (“TLA 2”);

•	First Amendment to the First Amended and Restated Omnibus Agreement (“Omnibus Amendment”);

•	First Amendment to Contract Agency Agreement by and among CONSOL Energy Sales Company, CONSOL Thermal Holdings LLC (formerly known as CNX Thermal Holdings LLC) and the other parties thereto (“Contract Agency Amendment”);

•	First Amendment to Water Supply and Services Agreement by and between CNX Water Assets LLC and CONSOL Thermal Holdings LLC (“Water Supply Amendment”); and

•	Second Amendment to Pennsylvania Mine Complex Operating Agreement by and among CONSOL Pennsylvania Coal Company LLC, Conrhein Coal Company, CONSOL Thermal Holdings LLC (formerly known as CNX Thermal Holdings LLC) and CONSOL Coal Resources LP (the “Operating Agreement Amendment”).

Summaries of the material terms of the SDA, TSA, TMA, EMA, Omnibus Amendment, Contract Agency Amendment and Water Supply Amendment may be found under the section entitled “Certain Relationships and Related Party Transactions” in that certain Information Statement of the Company, dated November 3, 2017 (the “Information Statement”), which is included as Exhibit 99.1 to this Current Report on Form 8-K, which summaries are incorporated herein by reference.

The following is a summary of the material terms of the IPMA, TLA1, TLA2 and the Operating Agreement Amendment:

Pursuant to the terms of the IPMA, certain of the intellectual property rights of CNX not already owned by the Company or its direct or indirect subsidiaries (the “Company Group”) prior to the Distribution, generally including those used primarily in the coal business, and the liabilities relating to, arising out of or resulting therefrom were transferred to the Company Group. The IPMA also provides for cross-licensing rights to be afforded to each of CNX and the Company as it relates to the use of certain names and marks historically utilized by the other party.

To address the need to continue to utilize certain marks associated with each of CNX’s and the Company’s historic name usage, and in light of the renaming that was effected in connection with the Separation and Distribution (as described below), the parties entered into license agreements (TLA1 and TLA2), under which each company has granted to the other (and their respective subsidiaries as applicable) certain irrevocable, non-exclusive, worldwide, sublicensable (only in specified circumstances) and royalty-free licenses to certain trademarks and related intellectual property for use in the other’s existing businesses.

Under the terms of TLA1, CNX has granted the Company an evergreen renewable, royalty-free license for a period of one year to use the “CNX” name within certain defined parameters. Additionally, pursuant to the terms of TLA1 and subject to limited exceptions, CNX is not permitted to use, or license others to use, the “CNX” name for a period of five years in the coal business.

Under the terms of TLA2, the Company has granted CNX an evergreen renewable, royalty-free license for a period of one year to use the “CONSOL” name within certain defined parameters. Additionally, pursuant to the terms of TLA2 and subject to limited exceptions, the Company is not permitted to use, or license others to use, the “CONSOL” name for a period of five years in the natural gas business.

On November 28, 2017, in connection with the Separation, CONSOL Pennsylvania Coal Company LLC, Conrhein Coal Company, CONSOL Thermal Holdings LLC, an indirect subsidiary of the Partnership formerly known as CNX Thermal Holdings LLC (“CONSOL Thermal”), and the Partnership entered into the Operating Agreement Amendment. The Operating Agreement Amendment amends the parties’ existing operating agreement to permit the Partnership to enter into the Credit Facility described below and to make certain other conforming changes with respect thereto.

The foregoing description of each of the SDA, the TMA, the EMA, the IPMA, the TSA, the TLA 1, the TLA 2, the Omnibus Amendment, the Contract Agency Amendment, the Water Supply Amendment and the Operating Agreement Amendment, and the summaries of such agreements in the Information Statement, are not complete and are subject to, and qualified in their entirety by reference to, the full text of the agreements, which are attached hereto as Exhibits 2.1, 2.2, 2.3, 2.4, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, and are incorporated herein by reference.

Credit Facility

On November 28, 2017, the Company entered into that certain Credit Agreement, dated as of November 28, 2017, among the Company, the various financial institutions from time to time party thereto, PNC Bank, National Association (“PNC Bank”), as administrative agent for the Revolving Lenders and Term A Lenders, Citibank, N.A., as administrative agent for the Term B Lenders and PNC Bank, as collateral agent for the Lenders and the other Secured Parties referred to therein (the “Credit Agreement”), which provides for a revolving credit facility with commitments up to $300 million (the “Revolving Credit Facility”), a Term Loan A Facility of up to $100 million (the “TLA Facility”) and a Term Loan B Facility of up to $400 million (the “TLB Facility,” and together with the Revolving Credit Facility and the TLA Facility, the “Senior Secured Credit Facilities”) in connection with the Separation, the proceeds of which, together with the proceeds of the $300 million aggregate principal amount of senior secured second lien notes previously disclosed, were used, among other things, to (i) make a cash distribution of $425 million to CNX, which distribution occurred on November 28, 2017, (ii) refinance as an intercompany loan the existing indebtedness of the Partnership under its senior secured revolving credit facility (the “Old Partnership Revolver”), which refinancing occurred on November 28, 2017 as part of the Separation, (iii) to pay related fees and expenses and (iv) otherwise fund the Company’s working capital needs and general corporate purposes following the Separation.

Borrowings under the Company’s Senior Secured Credit Facilities bear interest at a floating rate which can be, at the Company’s option, either (i) LIBOR plus an applicable margin or (ii) an alternate base rate plus an applicable margin.

The Revolving Credit Facility and the TLA Facility mature on November 28, 2021. The TLB Facility matures on November 28, 2022.

Starting with the quarter ending March 31, 2018, the TLA Facility will amortize in equal quarterly installments of (i) 3.75% of the original principal amount thereof, for the first eight quarterly installments, (ii) 6.25% of the original principal amount thereof for the subsequent four quarterly installments and (iii) 11.25% of the original principal amount thereof for the quarterly installments thereafter, with the remaining balance due at final maturity.

Starting with the quarter ending March 31, 2018, the TLB Facility will amortize in equal quarterly installments in an amount equal to 0.25% per annum of the original principal amount thereof, with the remaining balance due at final maturity.

Obligations under the Senior Secured Credit Facilities are guaranteed by (i) all owners of the 75% undivided economic interest in the PAMC held by the Company, (ii) any other members of the Company Group that own any portion of the collateral securing the Revolving Credit Facility, and (iii) subject to certain customary exceptions and agreed materiality thresholds, all other existing or future direct or indirect wholly owned restricted subsidiaries of the Company (excluding the Partnership and its wholly-owned subsidiaries). As currently contemplated, all obligations are secured by, subject to certain exceptions (including a limitation of pledges of equity interests in certain subsidiaries and certain thresholds with respect to real property), a first-priority lien on (i) the 75% undivided economic interest in the PAMC held by the Company, (ii) the limited partner units of the Partnership held by the Company, (iii) the equity interests in CONSOL Coal Resources GP LLC, the general partner of the Partnership, (iv) the Baltimore Dock Facility (as defined in the Credit Agreement) and (v) the 1.6 billion tons of greenfield reserves.

The Senior Secured Credit Facilities contain a number of customary affirmative covenants. In addition, the Senior Secured Credit Facilities contain a number of negative covenants, that, subject to certain exceptions, include limitations on (among other things): indebtedness, liens, investments, restricted payments, and prepayments of junior indebtedness.

The Revolving Credit Facility and TLA Facility also include financial covenants, including (i) a maximum first lien gross leverage ratio, (ii) a maximum total net leverage ratio and (iii) a minimum fixed charge coverage ratio. The Senior Secured Credit Facilities contain customary events of default, including with respect to a failure to make payments when due, cross-default and cross-judgment default and certain bankruptcy and insolvency events.

The description of the Credit Agreement set forth above is not complete and is subject to and qualified in its entirety by reference to the complete text of Credit Agreement, a copy of which is filed herewith as Exhibit 10.8, and the terms of which are incorporated herein by reference.

New Partnership Credit Facility

As previously disclosed, on July 7, 2015, the Partnership, as borrower, and certain subsidiaries of the Partnership, as guarantors, entered into a credit agreement for a $400 million revolving credit facility with PNC Bank, as administrative agent, and other lender parties thereto entered into a Senior Term Loan Agreement (the “Old Partnership Revolver”). On November 28, 2017, in connection with the Separation and Distribution, the Partnership paid all fees and other amounts outstanding under the Old Partnership Revolver and terminated the Old Partnership Revolver.

On November 28, 2017, the Partnership and certain of its subsidiaries (collectively, the “Credit Parties”) entered into that certain Affiliated Company Credit Agreement (the “Affiliated Company Credit Agreement”) by and among the Credit Parties, the Company, as lender and administrative agent, and PNC Bank. The Affiliated Company Credit Agreement provides for a revolving credit facility in an aggregate principal amount of up to $275 million to be provided by the Company, as lender. In connection with the completion of the Separation and the Partnership’s entry into the Affiliated Company Credit Agreement, the Partnership made an initial draw of $201 million, the net proceeds of which were used to repay the Old Partnership Revolver (as defined below), to provide working capital for the Partnership following the separation and for other general corporate purposes. Additional drawings under the Affiliated Company Credit Agreement are generally available for general partnership purposes. The Affiliated Company Credit Agreement matures on February 27, 2023. The collateral obligations under the Affiliated Company Credit Agreement generally mirror the Old Partnership Revolver, as does the list of entities that will act as guarantors thereunder.

The obligations under Affiliated Company Credit Agreement are guaranteed by the Partnership’s subsidiaries and secured by substantially all of the assets of the Partnership and its subsidiaries pursuant to the security agreement and various mortgages.

The Affiliated Company Credit Agreement contains certain covenants and conditions that, among other things, limit the Partnership’s ability to incur or guarantee additional debt, make cash distributions (subject to certain limited exceptions), incur certain liens or permit them to exist, make particular investments and loans, enter into certain types of transactions with affiliates, merge or consolidate with another company, and transfer, sell or otherwise dispose of assets. The Partnership is also subject to covenants that require the Partnership to maintain certain financial ratios. For example, the Partnership is obligated to maintain at the end of each fiscal quarter (a) maximum first lien gross leverage ratio of 2.75 to 1.00 and (b) a maximum total net leverage ratio of 3.25 to 1.00, each of which will be calculated on a consolidated basis for the Partnership and its restricted subsidiaries at the end of each fiscal quarter.

The description set forth above is not complete and is subject to and qualified in its entirety by reference to the complete text of the Affiliated Company Credit Agreement, a copy of which is filed herewith as Exhibit 10.9 and the terms of which are incorporated herein by reference.

Receivables Financing Agreement

On November 30, 2017, (1)(i) CONSOL Marine Terminals LLC, formerly known as CNX Marine Terminals LLC, as an originator of receivables, (ii) CONSOL Pennsylvania Coal Company LLC (“CONSOL Pennsylvania”), as an originator of receivables and as initial servicer of the receivables for itself and the other originators (collectively, the “Originators”), each a wholly owned subsidiary of the Company, and (iii) CONSOL Funding LLC (the “SPV”), a Delaware special purpose entity and wholly owned subsidiary of the Company, as buyer, entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) and (2)(i) CONSOL Thermal, as sub-originator (the “Sub-Originator”), a majority owned subsidiary of the Company, and (ii) CONSOL Pennsylvania, as buyer and as initial servicer of the receivables for itself and the Sub-Originator, entered into a Sub-Originator Sale Agreement (the “Sub-Originator PSA”). In addition, on that date, the SPV entered into a Receivables Financing Agreement (the “Receivables Financing Agreement”) by and among (i) the SPV, as borrower, (ii) CONSOL Pennsylvania, as initial servicer, (iii) PNC Bank, as administrative agent, LC Bank and lender, and (iv) the additional persons from time to time party thereto as lenders. Together, the Purchase and Sale Agreement, the Sub-Originator PSA and the Receivables Financing Agreement establish the primary terms and conditions of an accounts receivable securitization program (the “Securitization”).

Pursuant to the Securitization, (i) the Sub-Originator will sell current and future trade receivables to CONSOL Pennsylvania and (ii) the Originators will sell and/or contribute current and future trade receivables (including receivables sold to CONSOL Pennsylvania by the Sub-Originator) to the SPV and the SPV will, in turn, pledge its interests in the receivables to PNC Bank, which will either make loans or issue letters of credit on behalf of the SPV. The maximum amount of advances and letters of credit outstanding under the Securitization may not exceed $100 million.

Loans under the Securitization will accrue interest at a reserve-adjusted LMIR rate equal to the one-month Eurodollar rate. Loans and letters of credit under the Securitization also will accrue a program fee and participation fee, respectively, equal to 4.00% per annum. In addition, the SPV paid certain structuring fees to PNC Capital Markets LLC and will pay other customary fees to the lenders, including a fee on unused commitments.

The SPV’s assets and credit are not available to satisfy the debts and obligations owed to the creditors of the Company, the Sub-Originator or any of the Originators. The Sub-Originator, the Originators and CONSOL Pennsylvania as servicer are independently liable for their own customary representations, warranties, covenants and indemnities. In addition, the Company has guaranteed the performance of the obligations of the Sub-Originator, the Originators and CONSOL Pennsylvania as servicer, and will guarantee the obligations of any additional originators or successor servicer that may become party to the Securitization. However, neither the Company nor its affiliates will guarantee collectability of receivables or the creditworthiness of obligors thereunder.

The Securitization contains various customary representations and warranties, covenants and default provisions which provide for the termination and acceleration of the commitments and loans under the Securitization in circumstances including, but not limited to, failure to make payments when due, breach of representation, warranty or covenant, certain insolvency events or failure to maintain the security interest in the trade receivables, and defaults under other material indebtedness.

The description set forth above is not complete and is subject to and qualified in its entirety by reference to the complete text of the Purchase and Sale Agreement, the Sub-Originator PSA and the Receivables Financing Agreement which are filed herewith as exhibits 10.11, 10.12 and 10.13, respectively.

The SDA, the TSA, the TMA, the EMA, the IPMA, the TLA 1, the TLA 2, the Omnibus Amendment, the Contract Agency Amendment, the Water Supply Amendment, the Operating Agreement Amendment, the Senior Secured Credit Facilities, the Affiliated Company Credit Agreement, the Purchase and Sale Agreement, the Sub-Originator PSA and the Receivables Financing Agreement are being filed herewith solely to provide investors and security holders with information regarding their terms. They are not intended to be a source of financial, business or operational information about the Company, the Partnership or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in such agreements are made solely for purposes of that agreement and are made as of specific dates; are solely for the benefit of the parties thereto; may be made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, the Partnership or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of such agreements, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.02	Results of Operations and Financial Condition

The Company’s preliminary financial results (unaudited) for the quarter ended September 30, 2017 are attached as Exhibit 99.3 to this Current Report on Form 8-K. The financial information included in Exhibit 99.3 reflects the predecessor financial information, which is based on historical assets, liabilities, products, businesses or activities of CNX’s coal business. The effects of the Separation and Distribution that occurred on November 28, 2017 are not reflected in these financial results. The predecessor results for the nine months ended September 30, 2017 are not indicative of the results the Company expects over the next twelve-month period.

Selling, general and administrative expenses may increase due to incremental expenses associated with being a publicly-traded company and increased corporate and management service expenses associated with operating the business on a standalone basis. The Company plans to file a Quarterly Report on Form 10-Q for the period ended September 30, 2017 with the SEC on or before December 15, 2017.

The information in this Item 2.02 and Exhibit 99.3 attached hereto are being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 2.02 and Exhibit 99.3 hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The response to Item 1.01 under the subheadings “Credit Facility”, “New Partnership Credit Facility” and “Receivables Financing Agreement” is incorporated herein by reference to this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

In addition and as previously disclosed, upon the occurrence of the Distribution, Messrs. Nicholas J. DeIuliis, Stephen W. Johnson and David M. Khani resigned as directors of the Company. Further, each of Messrs. James A. Brock, Alvin R. Carpenter, Joseph P. Platt, William P. Powell and Edwin S. Roberson were elected to serve on the Board of Directors of the Company, immediately prior to the effective time of the Distribution. As a result, the Company’s Board of Directors currently consists of Messrs. James A. Brock, Alvin R. Carpenter, John T. Mills, Joseph P. Platt, William P. Powell (Chair) and Edwin S. Roberson. Biographical and compensation information for each of the directors elected to the Company’s Board of Directors can be found in the Information Statement under the section entitled “Directors—Board of Directors Following the Separation” and is incorporated into this Item 5.02 by reference.

In connection with the resignations and elections described above, the committees of the Company’s Board of Directors were reconstituted, effective as of the Distribution, as follows:

Audit Committee:

John T. Mills (Chair)

William P. Powell

Edwin S. Roberson

Compensation Committee:

Joseph P. Platt (Chair)

Alvin R. Carpenter

John T. Mills

Nominating and Corporate Governance Committee:

Edwin S. Roberson (Chair)

Joseph P. Platt

William P. Powell

Health, Safety and Environmental Committee:

Alvin R. Carpenter (Chair)

James A. Brock

John T. Mills

Joseph P. Platt

William P. Powell

Edwin S. Roberson

Adoption of CONSOL Energy Inc. Omnibus Performance Incentive Plan

In connection with the SDA and pursuant to the terms of the EMA, the Company adopted, effective as of November 22, 2017, the CONSOL Energy, Inc. Omnibus Performance Incentive Plan (the “Omnibus Incentive Plan”). A summary of the principal terms of the Omnibus Incentive Plan is set forth in the section of the Information Statement entitled “CoalCo Incentive Arrangements and Plans—CoalCo Omnibus Performance Incentive Plan”, which summary is incorporated herein by reference. The summary of the Omnibus Incentive Plan does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Omnibus Incentive Plan, which is incorporated herein by reference as Exhibit 10.10.

Adoption of CONSOL Energy, Inc., Retirement Restoration Plan, CONSOL Energy, Inc., Supplemental Retirement Plan and the CONSOL Energy, Inc., Defined Contribution Restoration Plan (the “Non-qualified Plans”)

In connection with the SDA and pursuant to the terms of the EMA, effective as of the Distribution Date, the Company adopted the Non-qualified Plans, the purpose of which was to mirror the terms of the CNX Divided Non-qualified Plans, and to assume certain liabilities of CNX as more specifically described in the EMA.

Retirement Restoration Plan (the “Restoration Plan”)

Under the Company’s Restoration Plan, the Company will assume the obligations for certain participants from the CNX Restoration Plan.

The Restoration Plan is an unfunded deferred compensation plan maintained by the Company for the benefit of employees whose eligible compensation under the CNX Pension Plan exceeded limits imposed by the federal income tax laws.

Since the CNX Restoration Plan was frozen effective December 31, 2006, under the Restoration Plan, no existing participant accrues additional benefits and no compensation or service is counted for purposes of the Restoration Plan. A participant’s benefit is calculated as of the applicable date with reference to the participant’s benefits under the CONSOL Energy Inc. Employee Retirement Plan (the “Pension Plan”) (formerly sponsored by CNX, but now sponsored by the Company) as of that date.

The Company’s Restoration Plan provides that all distributions of benefits accrued and vested under the plan will be paid in a lump sum. Any such lump sum distribution of benefits will be paid no later than 30 days following the later to occur of the end of the month following the month in which the participant turns age 50 or the end of the month following the month in which the participant incurs a separation of service. The benefit will be calculated and actuarially reduced, as necessary (using assumptions specified in the Pension Plan), based on a participant’s benefit being initially expressed as a single life annuity payable commencing on such participant’s normal retirement date.

Payment under the Company’s Restoration Plan may not commence prior to age 50, except in the event of an incapacity retirement or under a termination due to a change in control. Payments commencing prior to age 65 are reduced based on various early reduction schedules depending upon age at the payment commencement date and years of service at the time of termination.

Supplemental Retirement Plan (the “Supplemental Retirement Plan”)

Under the Company’s Supplemental Retirement Plan, the Company will assume the obligations for certain participants from the CNX Supplemental Retirement Plan.

The Supplemental Retirement Plan of CNX was effective January 1, 2007, and was designed primarily for the purpose of providing benefits for a select group of management and highly compensated employees of CNX and its subsidiaries and is intended to qualify as a “top hat” plan under the Employee Retirement Income Security Act of 1974, as amended. The Company’s Supplemental Retirement Plan is an unfunded, unsecured obligation of the Company, the benefits of which will be paid from its general assets.

The Company’s Supplemental Retirement Plan is frozen for current and future employees. No existing participant or future employee accrues benefits and no compensation or service is counted for purposes of calculating benefits under the Company’s Supplemental Retirement Plan. Frozen participants’ years of service will continue to accrue solely for vesting purposes.

The amount of each participant’s benefit under the plan as of age 65 (expressed as an annual amount) will be equal to 50% of “final average compensation” multiplied by the “service fraction” as calculated on the participant’s date of employment termination with the Company. “Final average compensation” means the average of a participant’s five highest consecutive annual compensation amounts (annual base salary plus amounts received under the STIC) while employed by the Company or its subsidiaries. The “service fraction” means a fraction with a numerator equal to a participant’s number of years of service and with a denominator of 20. The service fraction can never exceed one.

The benefit described above will be reduced by a participant’s age 65 vested benefits (including benefits which have been paid or are payable in the future (converted to an annual amount)) under: (i) the Pension Plan; (ii) the Company’s Restoration Plan; and (iii) any other plan or arrangement providing retirement-type benefits, including arrangements with prior employers, to the extent service with such other employer or under such arrangement is credited under the Supplemental Retirement Plan.

No benefit will be vested under the Company’s Supplemental Retirement Plan until a participant has five years of service with CNX, the Company or its participating subsidiaries while the participant meets the eligibility standards in the plan.

Benefits under the Company’s Supplemental Retirement Plan will be paid in the form of a life annuity with a guaranteed term of 20 years (which will be the actuarial equivalent of a single life annuity) commencing in the month following the later to occur of: (a) the end of the month following the month in which the participant turns age 50 or (b) the end of the month following the month in which the employment termination of a participant occurs. In the event the benefits commence prior to the participant’s normal retirement age, the benefit will be actuarially reduced as necessary (using assumptions specified in the Pension Plan).

Defined Contribution Restoration Plan (the “New Restoration Plan”)

Under the Company’s New Restoration Plan, the Company will assume the obligations for certain participants from the CNX New Restoration Plan. In addition, and unlike the Company’s Restoration Plan and the Company’s Supplemental Retirement Plan, current employees of the Company may be eligible for benefits under this plan.

The New Restoration Plan is designed primarily for the purpose of providing benefits for a select group of management and highly compensated employees of the Company and its subsidiaries and is intended to qualify as a “top hat” plan under the Employee Retirement Income Security Act of 1974, as amended. The New Restoration Plan is an unfunded, unsecured obligation of the Company, the benefits of which will be paid from its general assets. The Company’s employees who are eligible to participate and accrue benefits in the Company’s Supplemental Retirement Plan are ineligible to participate in the New Restoration Plan.

The plan reserves the right of the Compensation Committee to terminate an active participant’s continued participation in the New Restoration Plan at any time.

Eligibility for benefits under the New Restoration Plan is determined each calendar year (the “Award Period”). Participants whose sum of annual base pay as of December 31 and amounts received under the STIC or other annual incentive program earned for services rendered by the participant during the Award Period exceed the compensation limits imposed by section 401(a)(17) of the United States Internal Revenue Code (the “Code”) (up to $270,000 for 2017) are eligible for benefits under the Company’s New Restoration Plan for the Award Period. The amount of each eligible participant’s benefit under the plan is equal to 9% times annual base salary as of December 31 and amounts received under the Company’s STIC or other annual incentive program earned for services rendered by the participant during the Award Period less 6% times the lesser of annual base salary as of December 31 or the compensation limit imposed by the Code for the Award Period ($270,000 for 2017).

Benefits under the New Restoration Plan will be paid in the form of two hundred forty (240) equal monthly installments, with each installment equal to the value of the participant’s account at commencement divided by two hundred forty (240). Benefits shall commence in the month immediately following the later to occur of: (i) the month in which the participant turns age 60 or (ii) the month containing the six-month anniversary date of the participant’s separation from service.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

An amendment and restatement to the Company’s certificate of incorporation, as amended (the “Amended and Restated Certificate of Incorporation”) became effective on November 28, 2017. In addition, amended and restated bylaws (the “Amended and Restated Bylaws”) of the Company became effective on November 28, 2017, pursuant to which all references to “CONSOL Mining Corporation” in the existing bylaws were replaced with references to “CONSOL Energy Inc.”

The following summarizes the terms of the Amended and Restated Certificate of Incorporation. The foregoing description of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are not complete and are subject to, and qualified in their entirety by reference to, the full text of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are attached hereto as Exhibits 3.1 and Exhibit 3.2 and incorporated herein by reference.

Classified Board. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Company’s Board of Directors is initially divided into three classes, with each director serving for a term ending at the election of directors at the third annual meeting of stockholders following the annual meeting of stockholders at which the director was elected, subject to the provisions described below. For so long as there are three classes of directors, the number of directors in each class shall be as near as possible to one-third of the total number of directors. Each class will initially consist of two directors.

The two directors designated as Class I directors, James A. Brock and Alvin R. Carpenter, will have initial terms expiring at the first annual meeting of stockholders following the Separation, expected to be held in 2018. Directors up for reelection at this annual meeting will be elected to a new three year term expiring in 2021. The two directors designated as Class II directors, Joseph P. Platt and Edwin S. Roberson, will have initial terms expiring at the second annual meeting of stockholders following the Separation, expected to be held in 2019. Directors up for reelection at this annual meeting will be elected to a new three year term expiring in 2022. The two directors designated as Class III directors, William P. Powell and John T. Mills, will have initial terms expiring at the third annual meeting of stockholders following the Separation, expected to be held in 2020. Each director whose term expires at the 2020 annual meeting of stockholders or any annual meeting thereafter (and any other individual who is nominated for election at any such meeting) shall be elected for a term expiring at the next annual meeting of stockholders. As a result of these provisions, one-third of our total number of directors will be up for election at each of the first three annual meetings of stockholders following the Separation, two-thirds of the total number will be up for election at the fourth annual meeting of stockholders following the Separation, and beginning with the fifth annual meeting of stockholders following the Separation (expected to be held in 2022), all of our directors will be subject to annual election. Prior to the annual meeting of stockholders held in 2021, it would take at least two elections for any individual or group to gain control of the Board of Directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to control the Company. Any amendment to the classified Board provisions in the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws shall require the affirmative vote of the holders of at least three quarters (75%) of the voting power of all outstanding shares of our capital stock entitled to vote thereon.

Size of Board; Vacancies; Removal. Our Amended and Restated Bylaws provide that the number of directors on our Board of Directors will be fixed exclusively by our Board of Directors. Any vacancies created in our Board of Directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled by a vote of the majority of the Board of Directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy on our Board of Directors will be appointed for a term expiring at the next election of directors and until his or her successor has been elected and qualified.

Our Amended and Restated Bylaws provide that at any time at which the Board of Directors is divided into classes, stockholders may only remove directors for cause, and only with the approval of at least 66 2/3% of the shares entitled to vote at an election of directors. Upon the Board of Directors no longer being divided into classes, stockholders may remove the Company’s directors with or without cause, with the approval of at least 66 2/3% of shares entitled to vote at an election of directors.

Stockholder Action by Written Consent. Our Amended and Restated Certificate of Incorporation provides that stockholders may not act by written consent unless such written consent is unanimous. Stockholder action must otherwise take place at the annual or a special meeting of our stockholders.

Special Stockholder Meetings. Our Amended and Restated Certificate of Incorporation provides that the chairman of our Board of Directors, our chief executive officer or our Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors may call special meetings of our stockholders.

Advance Notice for Stockholder Proposals and Nominations. Our Amended and Restated Bylaws will establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors (other than nominations made by or at the direction of the Board of Directors).

Certain Effects of Authorized but Unissued Stock. We may issue additional shares of common stock or preferred stock without stockholder approval, subject to applicable rules of the New York Stock Exchange and Delaware law, for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions, and employee benefit plans and equity grants. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise. We will not solicit approval of our stockholders for issuance of common or preferred stock unless our Board of Directors believes that approval is advisable or is required by applicable stock exchange rules or Delaware law.

No Cumulative Voting. The Delaware General Corporation Law (the “DGCL”) provides that stockholders are denied the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting.

Exclusive Forum. Our Amended and Restated Certificate of Incorporation provides that, unless the Board of Directors otherwise determines, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer of the Company to the Company or to the Company’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, any action asserting a claim against the Company or any current or former director or officer of the Company arising pursuant to any provision of the DGCL or our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, any action asserting a claim relating to or involving the Company governed by the internal affairs doctrine, or any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. However, if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, the action may be brought in the federal court for the District of Delaware.

Item 7.01	Regulation FD

The response to Item 2.02 is incorporated herein by reference to this Item 7.01.

Item 8.01	Other Events

In connection with the Separation, the Company changed its phone number to (724) 485-3300.

On November 29, 2017, the Company issued a press release announcing the completion of the Distribution and the start of the Company’s operations as an independent company. A copy of the press release is attached hereto as Exhibit 99.2.

Furthermore, as a result of the Separation, a pension plan now sponsored by the Company (identified below) experienced a change in contributing sponsor or controlled group, which is a “reportable event” pursuant to section 4043(c) of the Employee Retirement Income Protection Act of 1974, as amended, requiring notice to the Pension Benefit Guaranty Corporation (“PBGC”). As permitted by applicable regulations of the PBGC, specifically, 29 CFR § 4043.29, the Company is filing this Current Report on Form 8-K in order to satisfy the public company notice waiver with respect to the reportable event. Pursuant to PBGC guidance, set forth below is the information required by the PBGC in order to satisfy the public company notice waiver.

•	Plan Name: CONSOL Energy Inc. Employee Retirement Plan (the “Plan”), EIN is 82-1954058, plan 001, formerly reported under EIN 51-0337383, plan 001

•	Brief description of the pertinent facts relating to the event: See Item 1.01 above

•	Date of the event: November 28, 2017

•	Type of event: Change in contributing sponsor or controlled group

•	Description of the change in the plan’s controlled group structure: As a result of the Separation the entities listed below under “CNX Controlled Group” are no longer members of the Company’s controlled group (the “Company Controlled Group”) and are now members of a separate CNX controlled group (the “CNX Controlled Group”).

•	Name of each plan maintained by any member of the plan’s old and new controlled groups, its contributing sponsor(s) and EIN/PN: Before the Separation and Distribution, the Plan was the only defined benefit pension plan that was sponsored by members of the Company Controlled Group

CNX Controlled Group:

CNX Resources Corporation (a Delaware corporation) (formerly known as CONSOL Energy Inc.)

Cardinal States Gathering Company (a Virginia general partnership)

CNX Gas Corporation (a Delaware corporation)

CNX Gas Company LLC (a Virginia limited liability company)

CNX Land LLC (a Delaware limited liability company)

CNX Resource Holdings LLC (a Delaware corporation)

CNX Water Assets LLC (a West Virginia limited liability company)

MOB Corporation (a Pennsylvania corporation)

Pocahontas Gas LLC (a Delaware limited liability company)

Terra Firma Company (a West Virginia corporation)

Company Controlled Group:

CONSOL Energy Inc. (a Delaware Corporation) (formerly known as CONSOL Mining Corporation) (the “Company”)

AMVEST LLC (a Virginia limited liability company)

AMVEST Gas Resources, LLC (a Virginia limited liability company)

AMVEST West Virginia Coal, L.L.C. (a West Virginia limited liability company)

Braxton-Clay Land & Mineral, LLC (a West Virginia limited liability company)

Conrhein Coal Company (a Pennsylvania general partnership)

CONSOL Coal Resources GP LLC (a Delaware limited liability company) (formerly “CNX Coal Resources GP LLC”)

CONSOL Marine Terminals LLC (a Delaware limited liability company) (formerly “CNX Marine Terminals LLC”)

CONSOL RCPC LLC (a Delaware limited liability company) (formerly “CNX RCPC LLC”)

CONSOL Amonate Facility LLC (a Delaware limited liability company)

CONSOL Amonate Mining Company LLC (a Delaware limited liability company)

CONSOL Energy Canada Ltd. (a Canadian corporation)

CONSOL Energy Sales Company LLC (a Delaware limited liability company)

CONSOL Financial Inc. (a Delaware corporation)

CONSOL Mining Company LLC (a Delaware limited liability company)

CONSOL Mining Holding Company LLC (a Delaware limited liability company)

CONSOL of Canada LLC (a Delaware limited liability company)

CONSOL of Kentucky LLC (a Delaware limited liability company)

CONSOL Pennsylvania Coal Company LLC (a Delaware limited liability company)

Fola Coal Company, L.L.C. d/b/a Powellton Coal Company (a West Virginia limited liability company)

Helvetia Coal Company LLC (a Pennsylvania limited liability company)

Island Creek Coal Company LLC (a Delaware limited liability company)

Laurel Run Mining Company LLC (a Virginia limited liability company)

Leatherwood, LLC (a Pennsylvania limited liability company)

Little Eagle Coal Company, L.L.C. (a West Virginia limited liability company)

MTB LLC (a Delaware limited liability company)

Nicholas-Clay Land & Mineral, LLC (a Virginia limited liability company)

R&PCC LLC (a Pennsylvania limited liability company)

TECPART LLC (a Delaware limited liability company)

Terry Eagle Coal Company, L.L.C. (a West Virginia limited liability company)

Terry Eagle Limited Partnership (a West Virginia limited partnership)

Vaughan Railroad Company LLC (a West Virginia limited liability company)

Windsor Coal Company LLC (a West Virginia limited liability company)

Wolfpen Knob Development Company LLC (a Virginia limited liability company)

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of the Exhibit

2.1	Separation and Distribution Agreement, dated as of November 28, 2017, by and between the Company and CNX*

2.2	Tax Matters Agreement, dated as of November 28, 2017, by and between the Company and CNX*

2.3	Employee Matters Agreement, dated as of November 28, 2017, by and between the Company and CNX*

2.4	Intellectual Property Matters Agreement, dated as of November 28, 2017, by and between the Company and CNX*

3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company

10.1	Transition Services Agreement, dated as of November 28, 2017, by and between the Company and CNX*

10.2	CNX Resources Corporation to CONSOL Energy Inc. Trademark License Agreement dated as of November 28, 2017, by and between the Company and CNX

10.3	CONSOL Energy Inc. to CNX Resources Corporation Trademark License Agreement, dated as of November 28, 2017, by and between the Company and CNX

10.4	First Amendment to the First Amended and Restated Omnibus Agreement, dated as of November 28, 2017, by and among the Company, CNX, CONSOL Coal Resources GP LLC, the Partnership and the other parties thereto

10.5

First Amendment to Contract Agency Agreement, dated as of November 28, 2017, by and among CONSOL Energy Sales Company, CONSOL Thermal Holdings LLC (formerly known as CNX Thermal Holdings LLC) and the other parties thereto

10.6	First Amendment to Water Supply and Services Agreement, dated as of November 28, 2017 by and between CNX Water Assets LLC and CONSOL Thermal Holdings LLC (formerly known as CNX Thermal Holdings LLC)

10.7	Second Amendment to the Pennsylvania Mine Complex Operating Agreement, dated November 28, 2017, by and among CONSOL Pennsylvania Coal Company LLC, Conrhein Coal Company, CONSOL Thermal Holdings LLC and CONSOL Coal Resources LP

10.8	Credit Agreement, dated as of November 28, 2017, among the Company, the various financial institutions from time to time party thereto, PNC Bank, N.A., as administrative agent for the Revolving Lenders and Term A Lenders, Citibank, N.A., as administrative agent for the Term B Lenders and PNC Bank, N.A., as collateral agent for the Lenders and the other Secured Parties referred to therein

10.9	Affiliated Company Credit Agreement, dated November 28, 2017, by and among CONSOL Coal Resources LP, certain of its affiliates party thereto, CONSOL Energy Inc. and PNC Bank, National Association

10.10

CONSOL Energy Inc. Omnibus Performance Incentive Plan (incorporated by reference to Exhibit 4.3 of the Registrant’s Form S-8 Registration Statement (File No. 333-221727) filed with Securities and Exchange Commission on November 22, 2017)

10.11	Purchase and Sale Agreement, dated as of November 30, 2017, by and among CONSOL Marine Terminals LLC, CONSOL Pennsylvania Coal Company LLC and CONSOL Funding LLC

10.12	Sub-Originator Sale Agreement, dated as of November 30, 2017, by and between CONSOL Thermal Holdings LLC and CONSOL Pennsylvania Coal Company LLC

10.13	Receivables Financing Agreement, dated as of November 30, 2017, by and among CONSOL Funding LLC, CONSOL Pennsylvania Coal Company LLC and PNC Bank, N.A.

99.1	Information Statement of the Company, dated November 3, 2017

99.2	Press Release of the Company, dated November 29, 2017

99.3	Preliminary financial results for the quarter ended September 30, 2017

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Martha A. Wiegand
Name: Martha A. Wiegand
Title: General Counsel and Secretary

Dated: December 4, 2017